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Exhibit 99.1

        Except for the historical statements contained herein, all statements made in this presentation are "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and are subject to risks, uncertainties, and other factors that could cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among others, the impact of competition and changes to the competitive environment for the Company's products and services, changes in demand for the Company's products and services, changes in technology, changes in the Company's relationships with its strategic partners, uncertainty of litigation, changes in government regulation and other factors detailed, from time to time, in the Company's filings with the Securities and Exchange Commission. We do not undertake any obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

3RD QUARTER HIGHLIGHTS

Continued Expansion of Interactive Room Base

        Total Room Base expanded to 939,000

        Guest Pay Interactive Room Base increased by 16,400 rooms

        Digital Platform now in 226,500 rooms

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  26.2% of Guest Pay room base

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  Forecasted year-end — 265,000 -30% room base

Record Revenue and Revenue Per Room

        Total Revenue—$63.7 Million

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  All Time Record

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  10.4% increase over 3rd Quarter 2001

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  Driven by 9.75% increase in Guest Pay Rooms

        Revenue Per Room (REVPAR)—$23.97

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  All Time Record

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  2.6% increase over 3rd Quarter 2001

Revenue Per Room Analysis

	Q3 2002	Q2 2001	% Change
Movie Revenue	$18.98	$18.43	3.0%
Other Interactive Services	$4.99	$4.93	1.2%

Total Per Guest Pay Rooms	$23.97	$23.36	2.6%

•
2.6% REVPAR increase despite 40 bps reduction in hotel occupancy

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"InnMedia Revenues" only included for August and September

Record EBITDA

        8.8% Increase in EBITDA—Margin of 34.7%

          Gross Profit margin off 1.1%

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    Impact of internalizing InnMedia business

          Guest Pay Operations expenses down to $3.01 per room

          SG&A expenses down to 9.0% of revenue

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    Including InnMedia dissolution expense

Cash from Operations Analysis
(in millions)

	Q3 2002	Forecast FY 2002
Cash from Operations	$20.8	$48.0
Corporate Capital	(1.7)	(7.5)
Renewal Investment	(8.7)	(32.0)
New Room Investment	(9.3)	(34.5)

Free Cash Flow	$1.0	$(26.0)

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Renewal investment yielded 1.9 MM room months

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$2.25 cash flow per room per month for every $1.00 invested

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Fully funded all investment activity during quarter

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Year-end forecasted long term debt at $350 — $353 million

Improved Liquidity Availability
(in thousands)

	Q3 2002		Q2 2002
TTM EBITDA	$80,870		$79,079
Total Debt Covenant	4.5	X	4.5	X

Total Debt Allowable	$363,915		$355,856
Debt Outstanding—end period	$(342,376)		$(342,890)

Available Liquidity	$21,539		$12,966

2003 Financing Outlook

        Bank Credit Facility Amended in August

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    4.5X ratio in effect through 2003

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    4.4X ratio in effect for 4th Quarter 2003

        Incremental financing of less than $18 million required to fund current business plan

        Targeted Q3 2003 to be net free cash flow positive (after all growth capital)

        Total debt ratio by year-end 2003 forecasted to be less than 3.9X

2002 Guidance
(in millions)

	Full Year 2002
	Low	High
Revenue	$235.0	$238.0
EBITDA	$81.5	$83.0
Net Loss	$(28.5)	$(26.0)
EPS (Loss)	$(2.30)	$(2.10)

Steady Revenue Growth Through 9-11 Impact

Improving EBITDA Despite Lower Occupancy

Impact of Forecasted Increase in Occupancy

	Last 12 Months	1% Occupancy Increase		2.6% Occupancy Increase
Movie Revenue	$17.75	$18.03	1.6%	$18.48	4.1%
Other Interactive	4.45	4.48	0.6%	4.52	1.5%

Total Revenue	$22.20	$22.50	1.4%	$22.99	3.6%
Direct Costs	(9.40)	(9.50)	1.0%	(9.65)	2.7%
Guest Pay Operations	(2.94)	(2.94)	0.0%	(2.94)	0.0%

GP Cash Flow	$9.86	$10.06	2.1%	$10.40	5.5%
EBITDA Impact (in millions)		$2.2		$5.7

—875,000 Guest Pay Rooms YE 2002

*
Assumes all factors other than hotel occupancy rates remain same during periods

Increasing Revenue from Digital System
Digital = 29% Increase

Increasing Revenue from Digital System

	LTM	Increase Over Tape	% Chg
Movie Revenue	$22.01	$4.76	28.0%
Other Interactive	6.93	2.64	64.1%

Total Digital Revenue	$28.94	$7.41	35.0%

Increasing Digital Penetration

Multi-Sector Characteristics

        LodgeNet Is Like A National Cable Company,

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  But No Capital Spent Without A Long-Term Contract

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  Return on Invested Capital Highly Demonstrable

        LodgeNet Operates Within the Lodging Industry,

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  But Doesn't Discount Its Price Like Hotels to Boost Occupancy

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  Hotel Discounting Fills Rooms—Contributes to "Wealth Factor"

        LodgeNet's Revenue is Generated from $10 Consumer Entertainment Purchase

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  Consistent Demand During Economic Downturns

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  LodgeNet Growth Not Dependent Upon Hotel Capital Investment

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  Exhibit 99.1